INVESTOR PRESENTATION



NASDAQ: GNTY

3rd Quarter 2020

SAFE HARBOR STATEMENT

ABOUT GUARANTY BANCSHARES, INC.

Guaranty Bancshares, Inc. (“GNTY”, “Guaranty” or the “Company”) is a bank holding company, headquartered in Mount Pleasant, Texas, that conducts banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A., a national banking association (“Guaranty Bank & Trust” or the “Bank”) throughout East Texas, Central Texas, the Houston MSA and the Dallas/Fort Worth MSA. For more information, visit www.gnty.com.

NO OFFER OR SOLICITATION

This communication does not constitute an offer to sell, a solicitation of an offer to sell, the solicitation of an offer to buy any securities or a solicitation of any vote or approval. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

NON-GAAP FINANCIAL MEASURES

Guaranty reports its results in accordance with United States generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures used in managing its business may provide meaningful information about underlying trends in its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Guaranty’s reported results prepared in accordance with GAAP. Please see “Reconciliation of Non-GAAP Measures” at the end of this presentation for a reconciliation to the nearest GAAP financial measure.

SAFE HARBOR STATEMENT

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "should," "could," "predict," "potential," "believe," "will likely result," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "would" and "outlook," or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Actual results will also be significantly impacted by the effects of the ongoing COVID-19 pandemic, including, among other effects: the impact of the public health crisis; the extent and duration of closures of businesses, including our branches, vendors and customers; the operation of financial markets; employment levels; market liquidity; the impact of various actions taken in response by the U.S. federal government, the Federal Reserve, other banking regulators, state and local governments; the adequacy of our allowance for loan losses in relation to potential losses in our loan portfolio; and the impact that all of these factors have on our borrowers, other customers, vendors and counterparties. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the "Risk Factors" referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission ("SEC"). We can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this presentation, and we do not intend, and assume no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Guaranty Bancshares, Inc.

QUARTERLY HIGHLIGHTS

Q3 2020 – QUARTERLY HIGHLIGHTS

SOLID BALANCE SHEET

- Total assets were $2.66 billion at Sept. 30, 2020, compared to $2.67 billion at June 30, 2020
- Total gross loans were $1.96 billion at both Sept. 30, 2020 and June 30, 2020
- Total deposits were $2.22 billion at Sept. 30, 2020, compared to $2.24 billion at June 30, 2020
- Shareholders' equity was $266.9 million at Sept. 30, 2020, compared to $258.9 million at June 30, 2020
- Dividend of $0.20 per common share, up from $0.19 in 2Q20
- Resumed stock repurchase plan in September 2020. Repurchased 26,044 shares of common stock

STRONG NET & CORE EARNINGS, NIM

- Net earnings of $10.1 million, ROAA of 1.53% and ROAE of 15.21%
- Net core earnings* of $11.1 million, core ROAA of 1.83% and core ROAE of 16.68%
- Net earnings of $0.92 basic earnings per share ("EPS"), net core earnings of $1.01 basic EPS
- Net interest margin, excluding PPP, was 3.73%* in 3Q20, compared to 3.71% in 2Q20 and 3.71% in 3Q19
- Loan yield, excluding PPP, was 4.90% in 3Q20, compared to 5.04% in 2Q20 and 5.37% in 3Q19
- Cost of interest bearing liabilities was 0.68% in 3Q20, compared to 0.83% in 2Q20 and 1.49% in 3Q19

IMPROVED NON-INTEREST INCOME AND EXPENSE

- Non-interest income improved $1.7 million, or 33.6%, linked quarter, driven primarily by mortgage gains of sale, mortgage and warehouse fee income, increased service charges and increased debit/ATM card income
- Non-interest expense increased $1.6 million, or 10.4%, linked quarter. Increase was primarily due to resuming bonus accruals during 3Q20 and a compensation expense reduction during 2Q20 of $862,000 related to PPP net origination costs
- Efficiency ratio of 57.90%. Excluding the effects of PPP, 60.22%*

*Non-GAAP financial metrics. Net core earnings exclude provisions for loan losses and income tax, net PPP income and interest on PPP-related borrowings. Calculations of these metrics and reconciliations to GAAP are included in the Reconciliation of Non-GAAP Financial Measures pages at the end of this presentation.

Q3 2020 – QUARTERLY HIGHLIGHTS

COVID-19 RESPONSE & REDUCED DEFERRALS

- 3-month principal and interest (P&I) deferrals declined from $247.8 million for 658 loans as of June 30, 2020 to $3.7 million for 11 loans as of October 15, 2020 (98.5% decrease)
- 6-month interest-only (I/O) deferrals declined from $183.7 million for 336 loans as of June 30, 2020 to $114.5 million for 140 loans as of October 15, 2020 (37.7% decrease)
- Eight loans with principal of $30.6 million, primarily hospitality, converted from an initial 3-month P&I deferral to a subsequent 6-month interest only deferral during the quarter
- Higher risk industries: Restaurant total commitments of $34.6 million with weighted average LTV of 61.1%, hospitality total commitments of $69.9 million with weighted average LTV of 56.9%, and retail total commitments of $57.6 million, with weighted average LTV of 51.7%
- Of $209.6 million of PPP originated loans, we have submitted $18.1 million on 40 loans to the SBA portal for forgiveness
- Notable increases in use of technology and online/mobile banking features

STEADY CREDIT QUALITY & CECL

- Non-performing assets to gross loans were 0.72%, compared to 0.76% in 2Q20 and 0.69% in 3Q19
- Net charge-offs were $62,000 in 3Q20 and are $193,000 year-to-date
- Reverse provision for credit losses of $300,000 during 3Q20. $13.2 million provision year-to-date
- Q-factor adjustments remained consistent with 2Q20 due to forecasted lag in estimated losses and continued uncertainty in the timing of economic recovery
- Allowance for credit losses (ACL) coverage is 1.72% of total loans (1.93% excluding PPP loans), compared to 1.28% and 1.74% in the first and second quarters of 2020, respectively

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Net Core Earnings and Net Core Earnings per Common Share

	Quarter Ended				
	2020			2019	
	September 30	June 30	March 31	December 31	September 30
Net earnings	$ 10,134	$ 1,075	$ 6,278	$ 7,369	$ 7,530
Adjustments:					
Provision for credit losses	(300)	12,100	1,400	—	100
Income tax provision (benefit)	2,350	(190)	1,445	1,573	1,634
PPP loans, including fees	(1,076)	(2,540)	—	—	—
Net interest expense on PPP-related borrowings	3	31	—	—	—
Net core earnings	$ 11,111	$ 10,476	$ 9,123	$ 8,942	$ 9,264
Weighted-average common shares outstanding, basic	11,012,630	11,025,924	11,432,391	11,533,849	11,550,335
Earnings per common share, basic	$ 0.92	$ 0.10	$ 0.55	$ 0.64	$ 0.65
Net core earnings per common share, basic	1.01	0.95	0.80	0.78	0.80

Net Core Earnings to Average Assets, as Adjusted, and Average Equity

	Quarter Ended				
	2020			2019	
	September 30	June 30	March 31	December 31	September 30
Net core earnings	$ 11,111	$ 10,476	$ 9,123	$ 8,942	$ 9,264
Total average assets	$ 2,639,335	$ 2,657,609	$ 2,325,618	$ 2,341,766	$ 2,328,603
Adjustments:					
PPP loan average balance	(209,506)	(163,184)	—	—	—
Excess fed funds sold due to PPP-related borrowings	(8,152)	(84,066)	—	—	—
Total average assets, adjusted	$ 2,421,677	$ 2,410,359	$ 2,325,618	$ 2,341,766	$ 2,328,603
Net core earnings to average assets, as adjusted (annualized)	1.83	1.75	1.56	1.51	1.58
Total average equity	$ 265,021	$ 258,225	$ 251,159	$ 260,160	$ 254,788
Net core earnings to average equity (annualized)	16.68	16.32	14.45	13.64	14.43

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Net Interest Income and Net Interest Margin, Net of PPP Effects

	For the Three Months Ended September 30, 2020			For the Nine Months Ended September 30, 2020		
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Net interest income		$ 22,279			$ 66,030	
Adjustments:						
PPP-related interest income		(527)			(935)	
PPP-related net origination fees		(549)			(2,682)	
Excess fed funds sold due to PPP-related borrowings		(2)			(8)	
PPP-related FHLB borrowings		5			58	
Net interest income, net of PPP effects		$ 21,206			$ 62,463	
Total interest-earnings assets	$ 2,481,453			$ 2,373,511		
Total interest-earnings assets, net of PPP effects	2,263,795			2,218,313		
Net interest margin[(1)]			3.57 %			3.72 %
Net interest margin, net of PPP effects			3.73			3.76

(1) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Efficiency Ratio, Net of PPP Effects

	For the Three Months Ended September 30, 2020			For the Nine Months Ended September 30, 2020		
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Total noninterest expense		$ 16,758			$ 48,349	
Adjustments:						
PPP-related deferred costs		24			862	
Total noninterest expense, net of PPP effects		$ 16,782			$ 49,211	
Net interest income		22,279			66,030	
Net interest income, net of PPP effects		21,206			62,463	
Noninterest income		$ 6,663			$ 16,611	
Adjustments:						
Securities gains (losses)		—			—	
Noninterest income, as adjusted		$ 6,663			$ 16,611	
Efficiency ratio[(1)]			57.90 %			58.50 %
Efficiency ratio, net of PPP effects[(2)]			60.22			62.23

(1) The efficiency ratio was calculated by dividing total noninterest expense by net interest income plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

(2) The efficiency ratio was calculated by dividing total noninterest expense, net of PPP-related deferred costs, by net interest income, net of PPP effects, plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.